SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                   FORM 8-K



                                CURRENT REPORT







                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported) January 28, 1994







                   ONE VALLEY BANCORP OF WEST VIRGINIA, INC.

            (Exact name of registrant as specified in its charter)





         West Virginia             0-10042                    55-0609408

 (State or other jurisdiction   (Commission               (I.R.S. Employer

 of incorporation)               File Number)             Identification No.)





              One Valley Square, Charleston, West Virginia  25326

                   (Address of principal executive offices)

                                  (Zip Code)





                                (304) 348-7000

             (Registrant's telephone number, including area code)





                                Not applicable                 _

     (Former name, address, and fiscal year, if changed since last report)

                  One Valley Bancorp of West Virginia, Inc.



Item 2.  Acquisition or Disposition of Assets.



     The merger between One Valley Bancorp of West Virginia, Inc., and

Mountaineer Bankshares of W. Va., Inc., was completed effective at the close of business on January 28, 1994, after receiving approval of the shareholders of both companies along with state and federal regulatory agencies.



     Under terms of the merger agreement, One Valley exchanged 1.5 shares of

One Valley's common stock, par value $10.00 per share, for each share of

Mountaineer's outstanding common stock, par value $2.50 per share, in a tax-free exchange.  The merger is accounted for as a pooling-of-interests.

The value of the transaction amounted to approximately $119 million based on the current market price for One Valley common stock.



     As a result of the merger, One Valley has total assets of $3.5 billion and

total deposits of $2.9 billion.   On December 31, 1993, One Valley had total

assets of $2.8 billion and total deposits of $2.3 billion and Mountaineer had total assets of $739 million and deposits of $608 million.



     With the addition of Mountaineer's 23 full service banking offices, One

Valley now has 80 offices in 23 counties in West Virginia, including the north-

central and panhandle regions of West Virginia.  Principal subsidiaries of

Mountaineer included Old National Bank in Martinsburg, The Empire National Bank

of Clarksburg, City National Bank of Fairmont, Mercantile Banking & Trust in

Moundsville, The Bank of Wadestown, The Bank of Cameron and The Sunshine Bank

of Wheeling.  Former Mountaineer banking locations will eventually operate under the name of One Valley Bank.



     Robert F. Baronner will continue as Chairman of One Valley and J. Holmes

Morrison will remain as President and Chief Executive Officer.  Lacy I. Rice,

Jr., former chairman and Chief Executive Officer of Mountaineer, will be Vice

Chairman of One Valley and Brent D. Robinson, former president of Mountaineer,

will be Executive Vice President of One Valley.



     In addition, Rice and Cecil B. Highland, Jr., former members of the Board of Directors of Mountaineer, have been elected to the Board of Directors of One

Valley.





Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits



     The interim financial statements of Mountaineer Bankshares of W.Va., Inc.

as of September 30, 1993, the audited financial statements of Mountaineer for the years ended December 31, 1992 and 1991, and the pro forma combined financial information reflecting the merger of Mountaineer with and into One

Valley were previously reported in One Valley's Registration Statement on

Form S-4, Registration No. 33-50729, filed on October 22, 1993.





                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                    One Valley Bancorp of West Virginia, Inc.



DATE   February 9, 1994  I



                                    BY  /S/ Laurance G. Jones                 I

                                         Laurance G. Jones

                                         Senior Vice President & Treasurer